EXHIBIT 10.2
                   SECOND MODIFICATION TO OPTION AGREEMENT

     THIS SECOND MODIFICATION TO OPTION AGREEMENT (the "Second Modification to Option Agreement"), made this 12th day of September, 1997, by and between LIBERTY LANDING ASSOCIATES, a Pennsylvania general partnership ("Optionor"), and PRESIDENT RIVERBOAT CASINO-PHILADELPHIA, INC., a Pennsylvania corporation, its designee or assignee ("Optionee").

                                 WITNESSETH:

     WHEREAS, Optionor and Optionee have entered into that certain Option Agreement dated July 31, 1996 (the "Option Agreement"); and

     WHEREAS, Optionor and Optionee have entered into that certain Modification to Option Agreement dated December 12, 1996 (the "First Modification to Option Agreement"); and

     WHEREAS, Optionor and Optionee desire to modify the payment terms under the Option Agreement for Base Payments due from Optionee to Optionor, and to modify certain other terms of the Option Agreement.

     NOW, THEREFORE, in consideration of the sum of TEN AND 00/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. The recitals set forth above are incorporated herein by reference. All capitalized terms not defined herein shall have the meaning given to such terms in the Option Agreement. All references to the Option Agreement shall include the terms of the First Modification to Option Agreement and this Second Modification to Option Agreement. The parties hereto acknowledge that under the terms of the First Modification to Option Agreement, Optionee has previously extended the Term of the Option for the First Extension Period from January 1, 1997 through December 31, 1997.

2. Paragraph 6a of the Option Agreement is hereby modified and amended to add the following language to the end of existing Paragraph 6a of the Option
Agreement:

     "Notwithstanding anything to the contrary contained in this Paragraph 6a or anywhere else in the Option Agreement, the total amount of all of the monthly Base Payments payable by Optionee to Optionor for the period from January 1, 1998 through September 30, 1998 shall be One Million Two Hundred Thousand Dollars ($1,200,000.00) payable by Optionee to Optionor in the following manner:

     (i) on or before September 15, 1997, Optionee shall pay to Optionor the sum of ONE MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($1,200,000.00). The aforesaid $1,200,000.00 payment due by no later than September 15, 1997 as set forth above, shall be deemed to be payment in full by Optionee of the
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total amount of all monthly Base Payments due from Optionee to Optionor for the period from January 1, 1998 through September 30, 1998. In the event that Optionee thereafter desires to extend the Term of the Option for the months of October, November and December, 1998, then Optionee shall extend the Term of the Option for each month by paying to Optionor a monthly Base Payment in the amount of $100,000.00 for each month (payable on or before the 10th day of each month) in accordance with the terms and conditions of the Option Agreement."

3. Paragraph 5b and Paragraph 5e of the Option Agreement are hereby modified and amended in the following manner:

     (i) the Second Extension Period referenced in Paragraph 5b of the Option Agreement is now to be for an initial period of nine (9) months commencing on January 1, 1998 and expiring on September 30, 1998. The Total Base Payments due for the Second Extension Period shall be the $1,200,000.00 payment referenced in Paragraph 2 of this Second Modification to Option Agreement. Additionally, the Second Extension Period may thereafter be further extended by Optionee for each of the months of October, November and December, 1998, by Optionee paying to Optionor a monthly Base Payment in the amount of $100,000.00 for each month (payable on or before the 10th day of each month) in accordance with the terms and conditions of the Option Agreement. Therefore, if extended by Optionee pursuant to the terms hereof, the Second Extension Period will expire on December 31, 1998.

     (ii) the Fifth Extension Period referenced in Paragraph 5e of the Option Agreement is now to be for an initial period of six (6) months (January 1, 2000 to June 30, 2000); provided, however, that the Fifth Extension Period may thereafter be extended by Optionee for an additional six (6) month period commencing on July 1, 2000 and ending on December 31, 2000 by Optionee paying to Optionor the monthly Base Payments in the amount of $277,000.00 per month (payable on or before the 10th day of each month) for each month during such additional extension. Therefore, if extended by Optionee pursuant to the terms hereof, the Fifth Extension Period will expire on December 31, 2000.
The First Amendment to Lease Agreement shall be concurrently amended to reflect the inclusion of the above referenced new dates for the Fifth Extension Period."

4. Paragraph 9 of the Option Agreement was previously amended in Paragraph 4 of the First Modification to Option Agreement. The terms of Paragraph 4 of the First Modification to Option Agreement are hereby deleted. This Paragraph 4 of the Second Modification to Option Agreement shall supersede in all respects the terms of Paragraph 4 of the First Modification to Option Agreement.

     Paragraph 9 of the Option Agreement is hereby amended to read as follows:

     "It is the intention of the Optionor (as Landlord) and Optionee (as Tenant) that Optionee is and shall continue to be the "Tenant" under the terms of the Lease Agreement, First Amendment to Lease Agreement, Modification to First Amendment to Lease Agreement, and the Second Amendment to Lease Agreement. The Optionor (as Landlord) and Optionee (as Tenant) do acknowledge, however, that the Premises may be capable of and are intended to
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be shared by two (2) separate licensed gaming facilities (in whatever proportion of the Premises that Tenant and the New Gaming Company may agree upon), and that the Premises may be capable of the development of a common infrastructure containing two (2) separate licensed riverboat gaming facilities. Following the execution of this Option Agreement and during the pendency of any Option Periods, Optionee, on an exclusive basis with Optionor, will attempt to market and enter into a separate option agreement (or other agreement) with an entity desiring to operate a gaming facility on a site located on the Premises (the "New Gaming Company") for such New Gaming Company to sublease, sublicense, or otherwise occupy a second gaming site located on the Premises. The New Gaming Company shall be subject to the approval of Optionor and Optionee, which approval shall not be unreasonably conditioned, delayed or withheld (and which approval shall be granted or denied, in writing, within ten (10) days after written request). If Optionee or Optionor succeeds in securing a New Gaming Company to execute an option agreement (or other agreement) to sublease, sublicense, or otherwise occupy a second gaming site on the Premises, the Option agreement (or other agreement) for the second gaming site shall be entered into by the New Gaming Company and Optionee, and such option agreement or other agreement will provide that the New Gaming Company will make an initial up-front consideration payment to Optionee, the sum of which shall be negotiated by Optionee. Optionee shall receive the first One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) from the New Gaming Company's initial up-front consideration payment for the option (or other agreement) for the second gaming site, which payment would reimburse Optionee in full for the One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) consideration which Optionee has paid Optionor to enter into this Second Modification to Option Agreement. Thereafter, Optionee agrees that it will equally split with Optionor any initial payment amount which Optionee negotiates and receives from new Gaming Company which is in excess of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00). The new option agreement (or other agreement) to be entered into by Optionee with the New Gaming Company (for the second gaming site) shall contain option periods which shall run concurrently with the Option Periods as set forth in this Option Agreement.

5. Except as specifically set forth herein, the terms and conditions of the Option Agreement shall remain in full force and effect.

                                     2
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     WITNESS the due execution hereof on the day and year first above written.


                                      LIBERTY LANDING ASSOCIATES

                                      Delaware Avenue Development
                                      Corporation, Partner

                                      By: /s/  Mark Mendelson
                                         -----------------------------------


                                      Delaware-Washington Corporation, Partner

                                      By: /s/  Thomas J. Kelly
                                         -----------------------------------


                                      PRESIDENT RIVERBOAT CASINO-
                                      PHILADELPHIA, INC.

                                      By: /s/  John S. Aylsworth
                                         -----------------------------------